Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION OF TRULIEVE AND HARVEST

On October 1, 2021, Trulieve Cannabis Corp. (“Trulieve”) completed its acquisition of Harvest Health & Recreation Inc. (“Harvest”) pursuant to an Arrangement Agreement, dated May 10, 2021 (the “Arrangement”). Pursuant to the terms of the Arrangement, holders of Harvest shares received 0.1170 of a Subordinate Voting Share of Trulieve for each subordinate voting share of Harvest held. In total, Trulieve issued an aggregate of 50,874,175 Trulieve Shares, representing approximately a value of $1.4 billion, in connection with the exchange for all of the issued and outstanding Harvest shares.

The following unaudited pro forma condensed combined financial statements (the “pro forma financial statements”) are based on the historical consolidated financial statements of Trulieve and Harvest, as adjusted to give effect to the Arrangement which closed on October 1, 2021. The unaudited pro forma condensed combined balance sheet as of September 30, 2021 (the “pro forma balance sheet”) gives effect to the Arrangement as if it had occurred on September 30, 2021. The unaudited pro forma condensed statement of operations for the nine months ended September 30, 2021 and for the year ended December 31, 2020 (the “pro forma statements of operations”) give effect to the Arrangement as if it had occurred on January 1, 2020.

The unaudited proforma condensed combined financial information should be read in conjunction with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes of Trulieve and Harvest. The results of Harvest as of September 30, 2021 have not been reviewed by an independent registered public accountant.

The unaudited pro forma condensed combined financial information was prepared in accordance with Article 11 of Regulation S-X. The pro forma adjustments are based on available information and assumptions that we believe are reasonable. Included in the pro forma condensed combined financial information is an estimate of the consideration exchanged for Harvest which is based on known information and preliminary estimates of fair value for certain equity instruments. While this is our best estimate at this time, the valuation of these amounts is still in progress and subject to change. All estimates and assumptions included in these pro forma statements could change significantly as we finalize our assessment of the allocation and fair value of the net tangible and intangible assets we acquired, most of which are dependent on the completion of valuations being performed by independent valuation specialists and expected to change significantly as these valuations are completed and recorded. The unaudited pro forma combined financial information does not include adjustments to reflect any synergies or dis-synergies, any future operating efficiencies, associated costs savings or any possible integration costs that may occur related to the Arrangement. Actual results may be materially different than the pro forma information presented herein.

The pro forma financial statements do not necessarily reflect what the combined company’s financial condition or results of operations would have been had the Arrangement occurred on the dates indicated. They also may not be useful in predicting the future financial condition and results of operations of the combined company. The actual financial condition and results of operations of the combined company may differ significantly from the pro forma amounts reflected herein due to a variety of factors, including differences in accounting policies, elections, and estimates, which while accounted for to the extent known, are still in process of being determined.

Unaudited Pro Forma Condensed Combined Balance Sheet

September 30, 2021

(in thousands of United States dollars)

	Trulieve	Harvest	Adjustments	Notes	Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$213,574	$86,561	$—		$300,135
Restricted cash	—	3,000	—		3,000
Accounts receivable, net	8,487	7,676	(2,340)	(a)	13,823
Receivable for license sale	—	—	55,000	(b)	55,000
Notes receivable, current portion	—	9,506	—		9,506
Inventories, net	133,874	58,690	(2,840)	(a)	189,724
Income tax receivable	3,978	—	(3,978)	(c)	—
Prepaid expenses and other current assets	25,791	14,532	—		40,323

Total current assets	385,704	179,965	45,842		611,511
Notes receivable	—	22,131	—		22,131
Property and equipment, net	501,109	172,837	—		673,946
Right of use asset—operating, net	45,753	116,494	—		162,247
Right of use asset—finance, net	58,393	—	—		58,393
Corporate investments	—	41,271	—		41,271
Goodwill and intangible assets, net	273,003	384,431	950,548	(a)(b)(d)(e)(f)(g)(h)	1,607,982
Assets held for sale	—	8,544	—		8,544
Other assets	12,077	29,892	—		41,969

TOTAL ASSETS	$1,276,039	$955,565	$996,390		$3,227,994

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$62,769	$57,505	$7,538	(a)(b)(d)	$127,812
Contingent liabilities	—	8,568	11,000	(h)	19,568
Income tax payable	—	16,924	(3,978)	(c)	12,946
Deferred revenue	4,082	2,375	—		6,457
Notes payable—current portion	6,000	134,472	—		140,472
Notes payable—related party—current portion	12,000	—	—		12,000
Operating lease liability—current portion	4,264	1,895	—		6,159
Finance lease liability—current portion	5,354	—	—		5,354

Total current liabilities	94,469	221,739	14,560		330,768
Long-term liabilities:
Notes payable	—	135,580	8,355	(e)	143,935
Warrant liability	—	1,997	1,106	(g)	3,103
Operating lease liability	43,657	116,620	—		160,277
Finance lease liability	57,234	—	—		57,234
Private placement notes liability, net	119,478	—	—		119,478
Other long-term liabilities	6,438	2,282	—		8,720
Construction finance liability	92,021	16,011	—		108,032
Deferred tax liability	40,099	53,082	—		93,181

TOTAL LIABILITIES	$453,396	$547,311	$24,021		$1,024,728

Commitments and contingencies
Common stock, no par value	—	—	—		—
Additional paid-in-capital	613,379	769,354	611,241	(f)(g)	1,993,974
Accumulated earnings	209,264	(361,128)	361,128	(f)	209,264

Total shareholders’ equity attributed to entity	822,643	408,226	972,369		2,203,238
Non-controlling interest	—	28	—		28
TOTAL SHAREHOLDERS’ EQUITY	822,643	408,254	972,369		2,203,266

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$1,276,039	$955,565	$996,390		$3,227,994

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income

For the nine months ended September 30, 2021

(in thousands of United States dollars)

	Trulieve	Harvest	Adjustments	Notes	Pro Forma Combined
Revenues, net of discounts	$633,037	$287,864	$(7,710)	(i)(j)	$913,191
Cost of goods sold	199,345	142,161	9,171	(i)(j)	350,677

Gross profit	433,692	145,703	(16,881)		562,514

Expenses:
Sales and marketing	142,858	3,270	45,917	(j)	192,045
General and administrative	55,869	113,680	(58,060)	(j)	111,489
Depreciation and amortization	19,829	8,180	9,640	(k)	37,649

Total expenses	218,556	125,130	(2,503)		341,183

Income from operations	215,136	20,573	(14,378)		221,331
Other income (expense):
Interest expense, net	(20,693)	(27,651)	—		(48,344)
Other (expense) income, net	385	(2,633)	1,898	(j)	(350)
Fair value of liability adjustment	—	(33,941)	—		(33,941)
Fair value of contingent consideration	—	(4,500)	—		(4,500)

Total other expense	(20,308)	(68,725)	1,898		(87,135)

Income (loss) before provision for income taxes	194,828	(48,152)	(12,480)		134,196

Provision for income taxes	105,254	18,015	—		123,269

Net income (loss) from continuing operations before non-controlling interest	89,574	(66,167)	(12,480)		10,927

Net income (loss ) from discontinued operations, net of tax	—	(1,972)	—		(1,972)

Net income (loss) before non-controlling interest	89,574	(68,139)	(12,480)		8,955

Net income attributed to non-controlling interest	—	361	—		361

Net income (loss) and comprehensive income attributed to entity	$89,574	$(68,500)	$(12,480)		$8,594

Unaudited Pro Forma Condensed Combined Statement of Operations and Comprehensive Income

For the year ended December 31, 2020

(in thousands of United States dollars)

						Pro Forma
	Trulieve	Harvest	Adjustments	Notes		Combined
Revenues, net of discounts	$521,533	$231,460	$(1,563)	(j	)	$751,430
Cost of goods sold	135,115	129,873	12,759	(j	)	277,747

Gross profit	386,418	101,587	(14,322)			473,683

Expenses:
Sales and marketing	119,395	4,960	47,962	(j	)	172,317
General and administrative	36,056	122,762	(60,721)	(j	)	98,097
Depreciation and amortization	12,600	7,920	10,970	(k	)	31,490

Total expenses	168,051	135,642	(1,789)			301,904

Income from operations	218,367	(34,055)	(12,533)			171,779
Other income (expense):
Interest expense, net	(20,237)	(38,612)	—			(58,849)
Other (expense) income, net	(40,680)	28,142	1,563	(j	)	(10,975)
Fair value of liability adjustment	—	(10,125)	—			(10,125)

Total other expense	(60,917)	(20,595)	1,563			(79,949)

Income (loss) before provision for income taxes	157,450	(54,650)	(10,970)			91,830

Provision for income taxes	94,451	3,650	—			98,101

Net income (loss) from continuing operations before non-controlling interest	62,999	(58,300)	(10,970)			(6,271)

Net income (loss ) from discontinued operations, net of tax	—	(1,278)	—			(1,278)

Net income (loss) before non-controlling interest	62,999	(59,578)	(10,970)			(7,549)

Net income attributed to non-controlling interest	—	52	—			52

Net income (loss) and comprehensive income attributed to entity	$62,999	$(59,630)	$(10,970)			$(7,601)

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

(in thousands of United States dollars, except for shares, warrants, per share amounts and per warrant amounts, unless otherwise noted)

1.	Basis of Presentation

The pro forma financial statements represent the combined company’s (Trulieve and Harvest) unaudited pro forma condensed combined balance sheet as of September 30, 2021, and unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2021 and the year ended December 31, 2020. The pro forma financial statements are based on the historical consolidated financial statements of Trulieve and Harvest, adjusted to give effect to the Arrangement, and should be read in conjunction with the historical financial statements from which they are derived.

The pro forma financial statements are presented in United States dollars (“USD”) and prepared in accordance with U.S. GAAP.

The pro forma balance sheets give effect to the Arrangement as if it had occurred on September 30, 2021. The pro forma statements of operations give effect to the Arrangement as if it had occurred on January 1, 2020.

In preparing the unaudited pro forma condensed combined balance sheet and statements of operations in accordance with U.S. GAAP, the following historical information was used:

•	Trulieve’s Quarterly Report filed on Form 10-Q for the period ended September 30, 2021;

•	Trulieve’s Annual Report filed on Form 10-K for the year ended December 31, 2020; and

•	Harvest’s Annual Report filed on Form 10-K for the year ended December 31, 2020.

The unaudited pro forma condensed combined balance sheet and statements of operations should be read in conjunction with the historical financial statements including the notes thereto, as listed above, which are incorporated by reference.

The pro forma financial statements have been prepared for illustrative purposes only and may not be indicative of the operating results or financial condition that would have been achieved if the Arrangement had been completed on the dates or for the periods presented, nor do they purport to project the results of operations or financial position for any future period or as of any future date. The actual financial position and results of operations may differ materially from the pro forma amounts reflected herein due to a variety of factors.

The unaudited pro forma financial statements do not reflect operational and administrative cost savings that may be achieved as a result of the Arrangement.

2.	Pro forma Adjustments

Balance Sheet Adjustments

The following adjustments have been made to the pro forma combined balance sheet. These adjustments reflect only preliminary purchase accounting estimates as of September 30, 2021. Fair value assessment and valuations have not yet been completed and alignment of accounting policies is still in progress and are therefore not reflected herein.

(a)	Elimination of trade activity between Trulieve and Harvest.

(b)	Amounts related to the sale of Harvest’s Florida cannabis license, which was contingent upon the completion of this transaction and completed on October 1, 2021.

(c)	Reclassification of Trulieve historical net tax position (receivable) with Harvest historical net tax position (payable) to reflect pro forma combined net taxes payable position.

(d)	Accrual of payments contingent upon the transaction.

(e)	Reclassification of Harvest historical unamortized debt discounts and issuance costs to Goodwill.

(f)	Reclassification of Harvest historical equity to Goodwill.

(g)	Estimate of fair value of purchase consideration. Fair value of some equity instruments exchanged is being finalized.

(h)

Increase to contingent legal liability for probability of outcome based on currently available information. Contingent liabilities are still in the process of being evaluated and amounts could differ in future presentations.

Statements of Operations and Comprehensive Income Adjustments

The following adjustments have been made to the pro forma combined statements of operations and comprehensive income. These adjustments reflect only preliminary accounting policy and estimates alignment. Fair value assessment and valuations have not yet been completed and alignment of accounting policies is still in progress and are therefore not fully reflected here.

(i)	Elimination of trade activity between Trulieve and Harvest.

(j)	Reclassifications of Harvest historical amounts to align with Trulieve presentation of similar amounts.

(k)

Harvest’s historical policy is to assign an indefinite life to intangible assets such as licenses and permits, internally developed, and trade names. Trulieve’s policy assigns a 15-year life to similar intangible assets. Adjustment estimates the amortization that would have been recorded by Harvest under Trulieve’s policy. This does not account for the adjusted fair value or use determinations that will occur in the fair value assessments that are still in process.

3.	Purchase Price Allocation

Trulieve is the legal acquirer and, pursuant to the Arrangement Agreement, exchanged each outstanding Harvest common share for 0.1170 of a Trulieve common share (the “Exchange Ratio”). Estimated consideration of $1,384 million is based on Trulieve’s closing share price for the Trulieve Subordinate Voting Shares of $26.91 on September 30, 2021 (the effective share price at the time of the transaction closing), as well as the fair value of other equity arrangement such as options, restricted stock, and warrants (both liability and equity classified).

The following table summarizes the calculation of the estimated consideration (in thousands, except share and per share data):

Harvest’s Subordinate Voting Shares outstanding as of September 30, 2021	434,823,273
Exchange Ratio	0.1170

Trulieve Subordinate Voting Shares issued based on Exchange Ratio*	50,874,175
Price per Trulieve Subordinate Voting Share at Closing	$26.91

Total fair value of exchanged Trulieve Subordinate Voting Shares	$1,369,024
Estimated fair value of other outstanding equity instruments	$11,571
Estimated fair value of warrants classified as liabilities	$3,103

Total estimated consideration	$1,383,698

*	Does not recalculate exactly due to rounding on shares issued by holder.

Following is a preliminary estimate of the purchase price allocation for the transaction. There are significant items not reflected herein as they are still in process. These open items include fair value adjustments, further alignment of accounting principles, estimates and methodologies, and evaluation of contingencies. Amounts are expected to change substantially in the final purchase price allocation. While the components of the acquired intangibles has not been fully determined it is expected to be primarily licenses to be amortized over a 15-year useful life.

Consideration:
Trulieve Subordinated Voting Shares	$1,369,024
Estimated fair value of other outstanding equity instruments	11,571
Estimated fair value of warrants classified as liabilities	3,103

Estimated fair value of consideration exchanged	$1,383,698

Recognized amounts of identifiable assets acquired and liabilities assumed:
Cash and cash equivalents	$89,561
Accounts receivable, net	7,676
Receivable for license sale	55,000
Inventories, net	55,850
Prepaid expenses and other current assets	14,532
Notes receivable	31,637
Property and equipment, net	172,837
Right of use assets, net	116,494
Other assets	79,707

Total tangible assets	623,294
Goodwill and other intangibles	1,334,979

Total assets	1,958,273
Accounts payable and accrued liabilities	(67,383)
Contingent liabilities	(19,568)
Other current liabilities	(19,299)
Notes payable	(278,407)
Operating lease liability	(118,515)
Other long-term liabilities	(71,375)
Noncontrolling interest	(28)

Total liabilities assumed	(574,575)

Net assets acquired	$1,383,698

4.	Pro Forma Earnings Per Share – Basic and Diluted

September 30, 2021
Pro forma earnings per Trulieve Subordinate Voting Shares – basic
Historical basic weighted average Trulieve Subordinate Voting Shares at Sept. 30, 2021	122,983,729
Historical basic weighted average Harvest Subordinate Voting Shares at Sept. 30, 2021	414,421,086
Exchange Ratio	0.1170

Incremental Trulieve Subordinate Voting Shares issued in the Arrangement	48,487,267

Pro forma combined basic weighted average Trulieve Subordinate Voting Shares	171,470,996
Pro forma combined net income from continuing operations before non-controlling interest for the nine months ended September 30, 2021	$10,927
Pro forma combined earnings per Trulieve Pro forma Subordinate Voting Shares – basic	$0.06

Pro forma earnings per Trulieve Subordinate Voting Shares – diluted
Historical diluted weighted average Trulieve Subordinate Voting Shares at Sept. 30, 2021	130,927,083
Historical diluted weighted average Harvest Subordinate Voting Shares at Sept. 30, 2021	424,676,958
Exchange Ratio	0.1170

Incremental Trulieve Subordinate Voting Shares issued in the Arrangement	49,687,204

Pro forma combined diluted weighted average Trulieve Subordinate Voting Shares	180,614,287
Pro forma combined net income from continuing operations before non-controlling interest for the year ended September 30, 2021	$10,927
Pro forma interest and amortization on convertible debt	$3,215

Pro forma combined net income from continuing operations before non-controlling interest for the nine months ended September 30, 2021	$14,142
Pro forma combined earnings per Trulieve Pro forma Subordinate Voting Shares—diluted	$0.08

December 31, 2020
Pro forma earnings per Trulieve Subordinate Voting Shares – basic
Historical basic weighted average Trulieve Subordinate Voting Shares at Dec. 31, 2020	113,572,379
Historical weighted average Harvest Subordinate Voting Shares at Dec. 31, 2020	354,757,211
Exchange Ratio	0.1170

Incremental Trulieve Subordinate Voting Shares issued in the Arrangement	41,506,594

Pro forma combined basic weighted average Trulieve Subordinate Voting Shares	155,078,973
Pro forma combined net loss from continuing operations before non-controlling interest for the year ended December 31, 2020	$(6,271)
Pro forma combined loss per Trulieve Pro forma Subordinate Voting Shares – basic	$(0.04)

Pro forma earnings per Trulieve Subordinate Voting Shares—diluted
Historical diluted weighted average Trulieve Subordinate Voting Shares at Dec. 31, 2020	113,572,379
Historical weighted average Harvest Subordinate Voting Shares at Dec. 31, 2020	354,757,211
Exchange Ratio	0.1170

Incremental Trulieve Subordinate Voting Shares issued in the Arrangement	41,506,594

Pro forma combined diluted weighted average Trulieve Subordinate Voting Shares	155,078,973
Pro forma combined net loss from continuing operations before non-controlling interest for the year ended December 31, 2020	$(6,271)
Pro forma combined earnings per Trulieve Pro forma Subordinate Voting Shares – diluted	$(0.04)